UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 20, 2011

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54384	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida		33913
(Address of principal executive offices)		(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 27, 2011, the common stock purchase agreement (the “Stock Agreement”) between NeoGenomics, Inc. and Fusion Capital Fund II, LLC (“Fusion”), expired without any action by any party pursuant to its terms. Under the Stock Agreement, NeoGenomics had the option to sell common stock to Fusion in its sole discretion in amounts of up to $1.0 million per instance, depending on the then price of our common stock, at times of our choosing, up to a total of $8.0 million in the aggregate over a thirty (30) month period. During the period the Stock Agreement was effective, NeoGenomics never drew on it. As a result, NeoGenomics has decided that it will not seek to replace the Stock Agreement with any other similar type of instrument.

All of the terms of the Fusion Stock Agreement were previously disclosed in our Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer

Date: September 20, 2011